Exhibit 4.3

SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (the “Agreement”) is entered as of the 4th day of June, 2009, by and between Renewable Fuel Corp, a Nevada corporation (“RFC”) and Oilcorp International Limited (“Oilcorp”).  Each of RFC and Oilcorp may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

A.           RFC and Oilcorp have previously entered into a subscription agreement (the “Prior Agreement”) which included a term sheet (the “Prior Term Sheet”) relating to the sale by RFC and the purchase by Oilcorp of certain shares of RFC’s Series A Convertible Preferred Stock (the “Preferred Stock”).

B.           The Prior Term Sheet set forth certain terms and conditions relating to the purchase of the Preferred Stock, conversion of the Preferred Stock by Oilcorp, conditions to the purchase, and other terms.

C.           The Parties now desire to amend and supplement certain terms and conditions relating to the Preferred Stock as set forth below.

AGREEMENT

NOW THEREFORE, based on the foregoing recitals and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to RFC and Oilcorp, to be derived herefrom, and intending to be legally bound hereby, RFC and Oilcorp hereby agree as follows:

1.             Conversion of Preferred Stock; Issuance of Warrants.  In addition to the provisions relating to the conversion (both automatic conversion and optional conversion) as set forth in the Prior Term Sheet, the following conditions and terms shall apply to the Preferred Stock:

a.	Assuming the conditions to closing set forth in the Prior Term Sheet are met, Oilcorp shall own 2,211,166 shares of Preferred Stock at closing.
b.	The per share Conversion Price of the Preferred Stock is US$1 per share. Accordingly, upon conversion of the shares of Preferred Stock, Oilcorp will hold 22,111,664 shares of common stock of RFC.
c.
As of the date of this Agreement, RFC was preparing to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to register the shares of RFC’s common stock with the SEC to enable RFC to become a public company.

d.	Following the declaration of effectiveness of the Registration Statement by the SEC, RFC shall seek to have its shares begin trading on a stock exchange, market, or other trading facility.
e.
Following the commencement of trading of RFC’s common stock on a stock exchange, market, or other trading facility, RFC shall calculate the ten-day weighted average price of the common stock (the “WAP”) for the first ten (10) days of trading.

f.
If the WAP when calculated is less than US$1.00 per share, RFC shall issue to Oilcorp, warrants (the “Oilcorp Warrants”), in substantially the form as set forth in Appendix A hereto exercisable for a term of thirty-six (36) month from the date of issuance, to purchase additional shares of RFC’s common stock as follows:

i.	The Oilcorp Warrants shall have an exercise price (the “Exercise Price”) of $0.10 per share. As noted, the Warrants shall be exercisable for the period of thirty-six (36) months,
ii.	The number of Oilcorp Warrants to be issued shall be determined as follows:
a)	The adjusted weighted average price (the “AWAP”) shall be equal to the WAP minus a discount of ten percent (10%) of the WAP.

b)           The Theoretical Value of the Warrants (“TVW”) shall be equal to the AWAP minus $0.10 (the Exercise Price).
c)           The shortfall amount owed (the “Shortfall”) shall be determined by multiplying the dollar value of all unconverted shares of Preferred Stock, plus any accrued but unpaid interest (the “Aggregate Value”) by the WAP to determine the trading value (the “Trading Value”), and then subtracting the Trading Value from the Aggregate Value.
d)           Then, the Shortfall divided by the TVW shall equal the number of Oilcorp Warrants to be issued.

WAP - 10% = AWAP
AWAP - $0.10 (Exercise Price) = TVW
Aggregate Value x WAP = Trading Value
Aggregate Value - Trading Value = Shortfall
Shortfall / TVW = Number of Oilcorp Warrants to issue.

e)            By way of hypothetical example and not limitation, if following the commencement of trading of RFC’s common stock, the WAP is $0.90, no shares of  Preferred Stock have been converted, and there is no accrued and unpaid interest, the number of Oilcorp Warrants to be issued would be as follows:

$0.90 (WAP) - 10% = $0.81 (AWAP)
$0.81 (AWAP) - $0.10 (Exercise Price) = $0.71 (TVW)
$22,111,664 (Aggregate Value) x $0.90 (WAP) = $19,900,498 Trading Value
$22,111,664 (Aggregate Value) - $19,900,498 (Trading Value) = $2,211,166 (Shortfall)
$2,211,166 (Shortfall) / $0.71 (TVW) = 3,114,318 Oilcorp Warrants to issue.

g.	If the WAP when calculated is equal to or more than US$1.00 per share, RFC shall have no obligation to issue any Oilcorp Warrants.

2.             Dividend on Preferred Stock.

a.
The Preferred Stocks held by Oilcorp will carry cumulative dividend of 8%, which shall begin to accrue as soon as all of the conditions to closing set forth in the Prior Term Sheet have been met and satisfied to the satisfaction of both Parties.  RFC shall have the option, in its sole discretion, to pay any accrued dividends in cash or additional warrants (the “Dividend Warrants”).

b.
If RFC chooses to pay any dividends through the issuance of Dividend Warrants, the number of Dividend Warrants shall be calculated by dividing the dividend amount by the TVW (as calculated pursuant to Paragraph 1).

3.             Renewal of Representations and Warranties.  In the event that RFC issues the Oilcorp Warrants and/or the Dividend Warrants, as a further condition to receiving the Oilcorp Warrants or the Dividend Warrants, Oilcorp agrees to provide to RFC a Confidential Investor Questionnaire, similar in terms and content to that given in connection with the Prior Agreement, making the applicable representations about Oilcorp’s status as an Accredited Investor and other representations as contained in the Confidential Investor Questionnaire.

4.             Affirmation of Prior Agreement.  Unless specifically revised by this Agreement, all terms, conditions, and provisions of the Prior Agreement, including those in the Prior Term Sheet, the prior Subscription Agreement, and the prior Confidential Investor Questionnaire are hereby affirmed and agreed to, and such terms, conditions, and provisions shall continue in full force as set forth in the Prior Agreement.

5.             Notices.  All notices or other communications given or made hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt, if addressed to the Company, 7251 West Lake Mead Blvd, Suite 300, Las Vegas, Nevada, 89128, Attn: William VanVliet, or to the undersigned at the address set forth on the signature page hereto, or at such other place as a party may designate by written notice to the other party in accordance with this Section 5.

6.             Survival of Agreements, Representations and Warranties.  All agreements, representations and warranties contained in the Prior Agreement or made in writing by or on behalf of a party thereto in connection with the transactions contemplated by the Prior Agreement shall survive the execution and delivery of this Agreement.

7.             Modification or Termination.  Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

8.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  If the undersigned is more than one person, their obligations shall be joint and several, and the agreements, representations, warranties and acknowledgments contained herein or in the Prior Agreement shall be deemed to be made by and be binding upon each such person and its successors and assigns.

9.             Complete Agreement of the Parties.  This Agreement and the Prior Agreement, together with all other agreements or documents referred to herein or therein contain the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

10.           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

11.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement.

12.           Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Nevada as applied to agreements among US residents entered into and to be performed entirely within the United States.

13.           General.  Signatures transmitted by facsimile shall be effective and binding as if an original.  By executing the signature page to this Agreement, the undersigned agrees to be bound by the foregoing.

14.           Attorneys’ Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

15.           No Third Party Beneficiaries.  This contract is strictly between the Issuer and Bio-Aspect, and, except as specifically provided, no director, officer, stockholder (other than Bio-Aspect), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

[SIGNATURE PAGE FOLLOWS.]

DATED as of the date set forth above.

RENEWABLE FUEL CORP	OILCORP INTERNATIONAL LIMITED

By: "/s/ William VanVliet"	By: "/s/ NG Huat Chm"
Name: _____________________	Name: _____________________
Its: CEO and Chairman	Its: Director

Address	Address

___________________________	___________________________
___________________________	___________________________
___________________________	___________________________
___________________________	___________________________
___________________________	___________________________
___________________________	___________________________

APPENDIX A
FORM OF WARRANT
(SAMPLE)

NEITHER THIS WARRANT NOR THE SECURITIES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON A EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF      1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

RENEWABLE FUEL CORP

WARRANT

Warrant No.                                                                                         Dated                     ,          ,2009

Renewable Fuel Corp, a Nevada corporation(the “Company”),  hereby certifies that, for value received, Oilcorp International Limited, or its registered assigns (“Holder”), is entitles, subject to the   terms set forth below, to purchase from the Company up to a total of () shares of Common Stock,$0.0001 per value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.10 per share (as adjusted from time to time as provided in Section 8, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including ,, 2012 (the “Expiration Date”),  and subject to the following terms and conditions:

1.           Registration of Warrant.   The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2.           Registration of Transfers and Exchanges.

(a)           The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a holder of a Warrant.

(b)           This Warrant is exchangeable, upon the surrender hereof by the Holder to the office of the Company specified in or pursuant to Section 3(b) for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

3.           Duration and Exercise of Warrants.

(a)           This Warrant shall be exercisable by the registered Holder on any business day before 5:30 P.M. Las Vegas, Nevada, time, at any time and from time to time on or after the date hereof to and including the Expiration Date. At 5:30 P.M., Las Vegas, Nevada, time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. This Warrant may not be redeemed by the Company.

(b)           Subject to Sections 2(b), 6 and 11, upon surrender of this Warrant,   with the Form of Election to Purchase attached hereto duly completed and signed, to the Company at its address for notice set forth in Section 11 and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder, in lawful money of the  United States of America, in cash or by certified or official bank check or checks, all as specified by the Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later  than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and  cause to be delivered to or upon the written order of the Holder and in such name or names as the       Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, bearing such restrictive legends as required by the Purchase Agreement of even date herewith between the Holder and the Company, and by applicable state and federal securities laws. Any person so designated by the Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

A "Date of Exercise" means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the holder hereof to be purchased.

(c)           This Warrant shall be exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares.  If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

4.           Reserved.

5.           Payment of Taxes.  The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder, and the Company shall not be required to issue or cause to be issued or deliver or cause to be delivered the certificates for Warrant Shares unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.  The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6.           Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if reasonably satisfactory to it.  Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures as the Company may prescribe.

7.           Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders (taking into account the adjustments and restrictions of Section 8).  The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

8.           Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 8.  Upon each such adjustment of the Exercise Price pursuant to this Section 8, the Holder shall thereafter prior to the Expiration Date be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

(a)           If the Company, at any time while this Warrant is outstanding, (i) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock (as defined below) or on any other class of capital stock (and not the Common Stock) payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock into a larger number of shares, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of  a subdivision or combination, and shall apply to successive subdivisions and combinations.

(b)           In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person, the sale or transfer of all or substantially all of the assets of the Company in which the consideration therefor is equity or equity equivalent securities or any compulsory share exchange pursuant to which the Common Stock is converted into other securities or property, then the Holder shall have the right thereafter to exercise this Warrant only into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property of the Company's business combination partner equal to the amount of Warrant Shares such Holder would have been entitled to had such Holder exercised this Warrant immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange.  The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this Section 8(b) upon any exercise following any such reclassification, consolidation, merger, sale, transfer or share exchange.

(c)            If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to holders of this Warrant) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 8(a), (b) and (d)), then in each such case the Exercise Price shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Exercise Price determined as of the record date mentioned above, and of which the numerator shall be such Exercise Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") mutually selected in good faith by the holders of a majority in interest of the Warrants then outstanding and the Company.  Any determination made by the Appraiser shall be final.

(d)           If, at any time while this Warrant is outstanding, the Company shall issue or cause to be issued rights or warrants to acquire or otherwise sell or distribute shares of Common Stock to all holders of Common Stock for a consideration per share less than the Exercise Price then in effect, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the Exercise Price, and (B) the consideration, if any, received or receivable by the Company upon such issue or sale by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

(e)           For the purposes of this Section 8, the following clauses shall also be applicable:

(i)  Record Date.  In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in securities convertible or exchangeable into shares of Common Stock, or (B) to subscribe for or purchase Common Stock or securities convertible or exchangeable into shares of Common Stock, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(ii)  Treasury Shares.  The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)           All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

9.             Payment of Exercise Price.  The Holder may pay the Exercise Price in cash, by delivering immediately available funds to the Company.

10.           Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant.  The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented.  If any fraction of a Warrant Share would, except for the provisions of this Section 10, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

11.           Notices.  Any and all notices or other communications or deliveries hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section, (ii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iii) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such communications shall be:  (1) if to the Company, to Renewable Fuel Corp, 7251 West Lake Mead Boulevard, Suite 300 Las Vegas, NV, or by facsimile to (702) 920-8183 Attention: Richard Henderson, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 11.

12.           Warrant Agent.

(a)           The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent.

(b)           Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

13.           Miscellaneous.

(a)           This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  This Warrant may be amended only in writing signed by the Company and the Holder.

(b)           Subject to Section 13(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Holder.

(c)           This Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada without regard to the principles of conflicts of law thereof.

(d)           The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(e)           In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

RENEWABLE FUEL CORP

By:_______________________________

Name: William VanVliet

Title: Chairman & CEO

FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To Renewable Fuel Corp:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase [___________] shares of Common Stock ("Common Stock"), $0.0001 par value per share, of Renewable Fuel Corp, and encloses herewith $________ in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the number of shares of Common Stock to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR
TAX IDENTIFICATION NUMBER

(Please print name and address)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated: ,	Name of Holder:

(Print) ________________________________

(By:) _________________________________
(Name:)
(Title:)
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of Renewable Fuel Corp to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Renewable Fuel Corp with full power of substitution in the premises.

Dated:

_______________, ____

_______________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

_______________________________________
Address of Transferee

_______________________________________

_______________________________________

In the presence of:

__________________________